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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

NetSol Technologies, Inc. and Subsidiaries (formerly NetSol International, Inc.) Calabasas, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 5, 2001 for Network Solutions (Pvt.) Limited and dated October 12, 2001 for NetSol (Pvt.) Limited and NetSol Connect (Pvt.) Limited with respect to their inclusion in the consolidated financial statements of NetSol Technologies, Inc. included in its Annual Report on Form 10-KSB, as amended, for the year ended June 30, 2001.

                                    /s/ Saeed Kamran Patel & Co.
                                    Chartered Accountants

                                    Lahore, Pakistan
                                    March 22, 2002